Exhibit 99.2

FINANCIAL INFORMATION (Cont.) (Unaudited) SUMMARY OF OPERATIONS ($ in thousands, except per-share data)
QUARTER ENDED

	September 30	June 30	March 31	December 31	September 30
	2004	2004	2004	2003	2003

Interest income	$ 261,558	$ 240,060	$ 227,879	$ 225,074	$ 222,987
Interest expense	69,719	55,540	49,436	49,638	73,218

Net interest income	191,839	184,520	178,443	175,436	149,769
Provision for loan losses	12,250	12,000	12,000	13,300	16,000

Net interest income after provision	179,589	172,520	166,443	162,136	133,769

Noninterest income:
Service charges on deposits	48,115	44,736	40,786	42,519	40,974
Card-related fees	15,994	15,333	12,517	11,713	12,483
Mortgage banking	5,701	30,240	(7,149)	980	44,390
Retail investment fees	7,887	8,138	7,698	6,914	6,665
Trust fees	5,839	5,881	6,172	5,981	5,915
Insurance	4,808	4,766	4,807	3,940	4,914
Investment banking	5,017	3,653	3,784	3,101	2,914
Other service, collection and exchange charges	5,585	5,392	5,233	5,220	4,775
Other operating income	4,992	5,629	4,343	10,202	4,356
Securities gains (losses), net	153	(22,405)	1,865	(12,152)	(4,859)

Noninterest income	104,091	101,363	80,056	78,418	122,527

Noninterest expense:
Salaries and employee benefits	87,347	84,887	76,008	67,520	75,756
Occupancy and equipment	22,035	20,291	19,000	17,449	17,816
Data processing	9,540	10,044	9,207	8,492	9,117
Advertising and promotional expense	8,350	8,307	7,774	5,484	5,786
Stationery and supplies, postage and telecommunications	7,318	7,611	6,387	5,976	6,241
Amortization of purchase accounting intangibles	1,904	1,551	1,161	1,191	1,240
Foreclosed property expense, net	(493)	(250)	35	160	9,650
Other operating expense	30,350	28,361	25,487	25,333	24,246

Noninterest expense	166,351	160,802	145,059	131,605	149,852

Income before income taxes and minority interest	117,329	113,081	101,440	108,949	106,444
Income tax expense	40,823	39,700	35,419	37,456	37,182
Minority interest	40	31	--	--	--

Net income	$ 76,466	$ 73,350	$ 66,021	$ 71,493	$ 69,262

Net income per common share	$ 0.50	$ 0.48	$ 0.43	$ 0.47	$ 0.45
Net income per common share - assuming dilution	$ 0.49	$ 0.47	$ 0.42	$ 0.46	$ 0.44
Return on average assets	1.44%	1.46%	1.42%	1.59%	1.55%
Return on average equity	16.40%	16.11%	14.66%	16.48%	16.32%

FINANCIAL INFORMATION (Cont.) (Unaudited) AVERAGE BALANCES ($ in millions)

THREE MONTHS ENDED NINE MONTHS ENDED

	September 30	September 30	CHANGE	September 30	September 30	CHANGE
	2004	2003		2004	2003

Assets
Cash and due from banks	$ 631.8	$ 608.7	4%	$ 609.6	$ 601.0	1%
Short-term investments	111.1	296.1	(62)	172.6	273.8	(37)
Securities	4,151.9	3,856.2	8	4,100.8	3,943.5	4
Mortgage loans held for sale	92.1	498.7	(82)	135.0	487.6	(72)
Loans	15,407.4	11,974.5	29	14,223.0	11,713.3	21
Reserve for loan losses	(236.6)	(213.8)	11	(226.3)	(213.7)	6

Loans, net	15,170.8	11,760.7	29	13,996.7	11,499.6	22
Intangible assets:
Goodwill	337.4	209.1	61	275.6	209.1	32
Mortgage servicing rights	121.8	93.8	30	112.9	107.7	5
Other intangible assets	34.4	14.5	137	22.6	15.6	45
Other assets	617.8	581.0	6	548.4	544.1	1

Total assets	$ 21,269.1	$ 17,918.8	19%	$ 19,974.2	$ 17,682.0	13%

Liabilities
Noninterest-bearing deposits	$ 3,257.9	$ 3,103.2	5%	$ 3,121.1	$ 2,903.3	8%
Interest-bearing deposits	13,325.6	10,607.1	26	12,415.4	10,689.9	16

Total deposits	16,583.5	13,710.3	21	15,536.5	13,593.2	14
Short-term borrowings	586.0	695.4	(16)	780.5	621.8	26
Other liabilities	283.3	430.2	(34)	280.8	495.7	(43)
Debt	1,950.9	1,385.6	41	1,547.0	1,265.4	22

Total liabilities	19,403.7	16,221.5	20	18,144.8	15,976.1	14
Shareholders' equity	1,865.4	1,697.3	10	1,829.4	1,705.9	7

Total liabilities and shareholders' equity	$ 21,269.1	$ 17,918.8	19%	$ 19,974.2	$ 17,682.0	13%

FINANCIAL INFORMATION (Cont.) (Unaudited) PERIOD-END BALANCES ($ in millions)

September 30 September 30 June 30
	2004	2003	CHANGE	2004	CHANGE

Assets
Cash and due from banks	$ 629.0	$ 644.4	(2)%	$ 623.5	1%
Short-term investments	327.4	112.1	192	24.4	1,242
Securities	4,031.0	3,686.1	9	4,162.0	(3)
Mortgage loans held for sale	87.4	284.7	(69)	112.0	(22)
Loans:
Commercial	3,655.8	2,928.1	25	3,636.8	1
Small business	3,428.5	2,602.6	32	3,401.3	1
Consumer	8,417.7	6,695.6	26	8,291.5	2

Total loans	15,502.0	12,226.3	27	15,329.6	1
Reserve for loan losses	(235.2)	(213.3)	10	(235.1)	--

Loans, net	15,266.8	12,013.0	27	15,094.5	1
Intangible assets:
Goodwill	337.4	209.1	61	337.4	--
Mortgage servicing rights	0.4	123.1	(100)	125.3	(100)
Other intangible assets	33.5	13.8	143	35.4	(5)
Other assets	640.5	479.1	34	796.6	(20)

Total assets	$ 21,353.4	$ 17,565.4	22%	$ 21,311.1	-%

Liabilities
Noninterest-bearing deposits	$ 3,245.5	$ 2,906.7	12%	$ 3,224.5	1%
Interest-bearing deposits	13,496.2	10,636.0	27	13,153.1	3

Total deposits	16,741.7	13,542.7	24	16,377.6	2
Short-term borrowings	545.9	969.6	(44)	793.2	(31)
Other liabilities	249.1	224.3	11	342.9	(27)
Debt	1,925.2	1,101.9	75	1,956.0	(2)

Total liabilities	19,461.9	15,838.5	23	19,469.7	--

Shareholders' equity
Common stock	327.6	322.0	2	326.2	--
Surplus	551.8	506.3	9	540.1	2
Retained earnings	1,301.2	1,127.7	15	1,255.5	4
Treasury stock	(289.9)	(215.7)	34	(267.5)	8
Accumulated other comprehensive
income	18.9	8.2	130	5.2	263
Unearned compensation	(18.1)	(21.6)	(16)	(18.1)	--

Total shareholders' equity	1,891.5	1,726.9	10	1,841.4	3

Total liabilities and shareholders' equity	$ 21,353.4	$ 17,565.4	22%	$ 21,311.1	-%

FINANCIAL INFORMATION (Cont.) (Unaudited) PERIOD-END BALANCES ($ in millions)

	September 30 2004	June 30 2004	March 31 2004	December 31 2003	September 30 2003

Assets
Cash and due from banks	$ 629.0	$ 623.5	$ 561.3	$ 699.1	$ 644.4
Short-term investments	327.4	24.4	415.3	262.4	112.1
Securities	4,031.0	4,162.0	3,918.7	3,926.7	3,686.1
Mortgage loans held for sale	87.4	112.0	152.0	195.2	284.7
Loans:
Commercial	3,655.8	3,636.8	3,205.9	3,234.2	2,928.1
Small business	3,428.5	3,401.3	2,730.9	2,642.9	2,602.6
Consumer	8,417.7	8,291.5	7,155.1	7,005.9	6,695.6

Total loans	15,502.0	15,329.6	13,091.9	12,883.0	12,226.3
Reserve for loan losses	(235.2)	(235.1)	(213.5)	(213.3)	(213.3)

Loans, net	15,266.8	15,094.5	12,878.4	12,669.7	12,013.0
Intangible assets:
Goodwill	337.4	337.4	209.1	209.1	209.1
Mortgage servicing rights	0.4	125.3	102.8	118.3	123.1
Other intangible assets	33.5	35.4	11.5	12.7	13.8
Other assets	640.5	796.6	467.7	467.2	479.1

Total assets	$ 21,353.4	$ 21,311.1	$ 18,716.8	$ 18,560.4	$ 17,565.4

Liabilities
Noninterest-bearing deposits	$ 3,245.5	$ 3,224.5	$ 3,180.6	$ 2,827.6	$ 2,906.7
Interest-bearing deposits	13,496.2	13,153.1	11,701.6	11,331.9	10,636.0

Total deposits	16,741.7	16,377.6	14,882.2	14,159.5	13,542.7
Short-term borrowings	545.9	793.2	640.1	1,280.8	969.6
Other liabilities	249.1	342.9	261.0	240.8	224.3
Debt	1,925.2	1,956.0	1,101.7	1,101.8	1,101.9

Total liabilities	19,461.9	19,469.7	16,885.0	16,782.9	15,838.5

Shareholders' equity
Common stock	327.6	326.2	325.1	323.0	322.0
Surplus	551.8	540.1	532.0	515.3	506.3
Retained earnings	1,301.2	1,255.5	1,209.9	1,171.5	1,127.7
Treasury stock	(289.9)	(267.5)	(252.6)	(227.0)	(215.7)
Accumulated other comprehensive
income	18.9	5.2	35.5	12.8	8.2
Unearned compensation	(18.1)	(18.1)	(18.1)	(18.1)	(21.6)

Total shareholders' equity	1,891.5	1,841.4	1,831.8	1,777.5	1,726.9

Total liabilities and shareholders' equity	$ 21,353.4	$ 21,311.1	$ 18,716.8	$ 18,560.4	$ 17,565.4

FINANCIAL INFORMATION (Cont.) (Unaudited) SELECTED FINANCIAL DATA	3Q 2004	2Q 2004	1Q 2004	4Q 2003	3Q 2003

Net income per common share	$0.50	$0.48	$0.43	$0.47	$0.45
Net income per common share - assuming dilution	$0.49	$0.47	$0.42	$0.46	$0.44
Return on average assets	1.44%	1.46%	1.42%	1.59%	1.55%
Return on average equity	16.40%	16.11%	14.66%	16.48%	16.32%
Net interest margin--taxable equivalent	3.90%	4.00%	4.17%	4.27%	3.65%
Efficiency ratio	55.97%	51.91%	56.18%	49.18%	53.74%
Common shares outstanding (000s)	155,061	155,174	155,286	155,261	155,222
Average common shares outstanding (000s)(1)	153,908	153,805	153,876	153,669	154,070
Average common shares outstanding (000s)
- assuming dilution(1)	156,899	156,353	156,960	156,572	156,540
Book value per common share	$12.31	$11.98	$11.91	$11.55	$11.25
Tangible book value per common share	$9.90	$9.55	$10.47	$10.11	$9.80
Tangible equity as a % of tangible assets	7.25%	7.01%	8.71%	8.48%	8.67%
Average equity as a % of average assets	8.77%	9.06%	9.71%	9.65%	9.47%
Leverage ratio	7.46%	7.69%	8.56%	8.65%	8.32%
CREDIT QUALITY DATA
($ in thousands)
Nonperforming loans	$64,328	$64,761	$52,863	$55,576	$53,067
Foreclosed assets	11,143	11,930	10,688	11,512	11,875
Excess bank-owned property	264	265	369	678	755

Total nonperforming assets	$75,735	$76,956	$63,920	$67,766	$65,697

Loans 90 days or more past due	$8,743	$9,074	$6,661	$7,730	$8,278
Provision for loan losses	$12,250	$12,000	$12,000	$13,300	$16,000
Net charge-offs	$12,094	$11,262	$11,772	$13,305	$15,873
Reserve for loan losses	$235,233	$235,077	$213,503	$213,275	$213,280
Net charge-offs as a % of average loans	0.31%	0.32%	0.36%	0.43%	0.53%
Reserves as a % of total loans	1.52%	1.53%	1.63%	1.66%	1.74%
Reserves as a % of nonperforming loans	365.68%	362.99%	403.88%	383.75%	401.91%
Nonperforming loan ratio	0.41%	0.42%	0.40%	0.43%	0.43%
Nonperforming asset ratio	0.49%	0.50%	0.49%	0.53%	0.54%
(1) net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.) (Unaudited) AVERAGE BALANCES, INTEREST AND RATES	QUARTER ENDED
(Average balances $ in millions, taxable-equivalent interest $ in thousands)	September 30, 2004			June 30, 2004			September 30, 2003
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets
Interest-earning assets:
Loans	$ 15,407.4	$218,503	5.65%	$ 14,252.5	$198,482	5.60%	$11,974.5	$182,296	6.04%
Securities	4,150.7	42,648	4.11	4,070.5	40,395	3.97	3,744.1	35,006	3.74
Short-term investments	111.1	461	1.65	206.0	647	1.27	296.1	965	1.29
Mortgage loans held for sale	92.1	1,383	6.01	162.7	2,029	4.99	498.7	6,426	5.15

Total interest-earning assets	19,761.3	$262,995	5.30%	18,691.7	$241,553	5.19%	16,513.4	$224,693	5.41%

Reserve for loan losses	(236.6)			(228.1)			(213.8)
Noninterest-earning assets	1,744.4			1,630.0			1,619.2

Total assets	$ 21,269.1			$20,093.6			$17,918.8

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$ 7,489.4	$ 19,756	1.05%	$ 7,309.5	$ 13,906	0.77%	$6,063.4	$ 10,021	0.66%
Other consumer time deposits	3,193.0	18,602	2.32	2,670.7	16,146	2.43	2,273.6	16,106	2.81
Public fund certificates of deposit
of $100,000 or more	758.0	3,312	1.74	816.8	2,753	1.36	791.7	2,748	1.38
Certificates of deposit of $100,000 or more	1,230.3	8,116	2.62	1,084.8	7,125	2.64	888.1	6,574	2.94
Foreign time deposits	654.9	2,047	1.24	651.6	1,379	0.85	590.3	1,276	0.86

Total interest-bearing deposits	13,325.6	51,833	1.55	12,533.4	41,309	1.33	10,607.1	36,725	1.37
Short-term borrowings	586.0	1,605	1.09	664.5	1,234	0.75	695.4	1,141	0.65
Debt	1,950.9	16,281	3.28	1,583.9	12,997	3.25	1,385.6	35,352	10.12

Total interest-bearing liabilities	15,862.5	$ 69,719	1.74%	14,781.8	$ 55,540	1.51%	12,688.1	$73,218	2.29%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,257.9			3,185.7			3,103.2
Other liabilities	283.3			305.3			430.2

Total noninterest-bearing liabilities	3,541.2			3,491.0			3,533.4

Total shareholders' equity	1,865.4			1,820.8			1,697.3

Total liabilities and shareholders' equity	$ 21,269.1			$ 20,093.6			$ 17,918.8

Net interest income/margin		$193,276	3.90%		$186,013	4.00%		$151,475	3.65%

FINANCIAL INFORMATION (Cont.) (Unaudited) AVERAGE BALANCES, INTEREST AND RATES	NINE MONTHS ENDED
(Average balances $ in millions, taxable-equivalent interest $ in thousands)		September 30, 2004		September 30, 2003
	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets
Interest-earning assets:
Loans	$14,223.0	$602,185	5.65%	$11,713.3	$550,679	6.28%
Securities	4,062.3	124,589	4.09	3,744.3	117,914	4.20
Short-term investments	172.6	1,766	1.37	273.8	3,016	1.47
Mortgage loans held for sale	135.0	5,475	5.41	487.6	18,847	5.15

Total interest-earning assets	18,592.9	$734,015	5.27%	16,219.0	$690,456	5.69%

Reserve for loan losses	(226.3)			(213.7)
Noninterest-earning assets	1,607.6			1,676.7

Total assets	$19,974.2			$17,682.0

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$ 7,212.3	$45,777	0.85%	$ 6,012.7	$ 34,091	0.76%
Other consumer time deposits	2,683.9	49,516	2.46	2,333.5	51,683	2.96
Public fund certificates of deposit
of $100,000 or more	796.6	8,438	1.42	870.7	10,913	1.68
Certificates of deposit of $100,000 or more	1,073.8	21,689	2.70	915.6	20,659	3.02
Foreign time deposits	648.8	4,783	0.98	557.4	4,311	1.03

Total interest-bearing deposits	12,415.4	130,203	1.40	10,689.9	121,657	1.52
Short-term borrowings	780.5	5,131	0.88	621.8	4,374	0.94
Debt	1,547.0	39,361	3.35	1,265.4	63,883	6.75

Total interest-bearing liabilities	14,742.9	$174,695	1.58%	12,577.1	$189,914	2.02%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,121.1			2,903.3
Other liabilities	280.8			495.7

Total noninterest-bearing liabilities	3,401.9			3,399.0

Total shareholders' equity	1,829.4			1,705.9

Total liabilities and shareholders' equity	$19,974.2			$17,682.0

Net interest income/margin		$559,320	4.02%		$500,542	4.12%

FINANCIAL INFOMATION (Cont.) (Unaudited) RECONCILIATION OF SELECTED NON-GAAP FINANCIAL INFORMATION PERIOD-END BALANCES ($ in millions)
	September 30 2004		September 30 2003		CHANGE	Coastal at Legal Merger*	September 30, 2004 Adjusted to Exclude Coastal	Adjusted September 30, 2004 to September 30, 2003 CHANGE
Loans	$ 15,502.	0	$ 12,226.	3	27%	$ 1,957.8	$ 13,544.2	11%

Deposits	$ 16,741.	7	$ 13,542.	7	24%	$ 1,695.9	$ 15,045.8	11%

*Coastal Bancorp, Inc. balances at legal merger date 5/13/04.

COASTAL MERGER EXPENSE DETAIL
($ in thousands)
	3Q 2004		2Q 2004

Salaries and benefits	$ 662		$ 1,034
Occupancy and equipment	5		450
Data Processing	178		374
Advertising and promotional expense	636		632
Stationery and supplies, postage
and telecommunications	170		128
Other operating expense	672		562

Total merger costs	$ 2,323		$ 3,180

MORTGAGE BANKING
($ in thousands)	3Q 2004		2Q 2004		1Q 2004	4Q 2003	3Q 2003

Mortgage loan origination and servicing fees	$ 9,817		$ 9,614		$ 9,901	$ 10,117	$ 9,404
Gains on sales of mortgage loans	3,159		4,069		2,180	3,085	16,748
Loss on sale of mortgage servicing rights	(982)		--		--	--	--
Amortization of mortgage servicing rights	(6,293)		(7,443)		(9,230)	(8,722)	(9,262)
Provision for temporary impairment of
mortgage servicing rights	--		24,000		(10,000)	(3,500)	27,500

Mortgage banking	$ 5,701		$ 30,240		($ 7,149)	$ 980	$ 44,390